                                                                      Exhibit 23

                         Consent of Independent Auditors

We consent to the incorporation by reference in: (1) the Registration Statement (Form S-8 No. 333-4434) pertaining to Rocky Shoes & Boots, Inc. 1995 Stock Option Plan; (2) the Registration Statement (Form S-8 No. 333-67357) pertaining to Rocky Shoes & Boots, Inc. 1995 Amended and Restated Stock Option Plan; (3) the Registration Statement (Form S-8 No. 333-107568) pertaining to Rocky Shoes & Boots, Inc. Second Amended and Restated 1995 Stock Option Plan; and (4) the Registration Statement (Form S-8 No. 333-121756) pertaining to Rocky Shoes & Boots, Inc. 2004 Stock Incentive Plan, of our report dated December 15, 2004, with respect to the combined financial statements of EJ Footwear Group included in this Current Report (Form 8-K/A) of Rocky Shoes & Boots, Inc. filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Nashville, Tennessee
March 21, 2005